Exhibit 99.1

Bronco Drilling Company, Inc. Announces Monthly Operating Results

OKLAHOMA CITY, January 10, 2008 (BUSINESS WIRE)—Bronco Drilling Company, Inc., (Nasdaq/GM:BRNC), announced today operational results for the month ended and as of December 31, 2007.

Utilization for the Company’s drilling fleet was 71% for the month of December compared to 73% for the previous month and 76% for the third quarter of 2007.  The Company had an average of 47 marketed rigs in December compared to 48 in the previous month and 53 for the third quarter of 2007.  The average dayrate on operating rigs as of December 31, 2007, was $17,476 compared to $17,414 as of November 30, 2007, and $17,256 for the third quarter of 2007.

Utilization for the Company’s workover fleet was 75% for the month of December compared to 75% for the previous month and 78% for the third quarter of 2007.  The Company had an average of 45 marketed workover rigs in December compared to 42 in the previous month and 35 for the third quarter of 2007.

The Company cautions that several factors other than those discussed above may impact the Company’s operating results and that a particular trend regarding the factors above may or may not be indicative of the Company’s current or future financial performance.

About Bronco Drilling

Bronco Drilling Company, Inc. is a publicly held company headquartered in Edmond, Oklahoma, and is a provider of contract land drilling and workover services to oil and natural gas exploration and production companies. Bronco's common stock is quoted on The NASDAQ Global Market under the symbol “BRNC”. For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

	Bronco Drilling Company, Inc.
	Rig Status Report
	as of December 31, 2007

								Est. Duration (2)
	Rig No.	Horsepower		Rig Type	Basin	Status (1)	Contract	Days	Date
1	2	400 hp		M		I
2	4	950 hp		M	Piceance	O	Term	330	11/25/2008
3	5	650 hp		M	Anadarko	O	well to well
4	6	650 hp		M	Anadarko	O	Term	57	2/26/2008
5	7	650 hp		M	Woodford	O	well to well
6	8	1000 hp		E	Williston	O	well to well
7	9	650 hp		M	Arkoma	O	Term	78	3/18/2008
8	10	1000 hp		E	Anadarko	O	well to well
9	11	1000 hp		E	Woodford	O	well to well
10	12	1500 hp		E	Anadarko	O	well to well
11	14	1200 hp		E	Woodford	O	Term	8	1/8/2008
12	15	1200 hp		E	Cotton Valley	O	Term	72	3/12/2008
13	16	1400 hp		E	Anadarko	O	3 wells
14	17	1700 hp		E	Anadarko	O	Term	20	1/20/2008
15	20	1400 hp		E		I
16	21	2000 hp		E	Woodford	O	3 wells
17	22	1000 hp		E	Woodford	O	3 wells
18	23	1000 hp		E	Piceance	O	Term	214	8/1/2008
19	25	1500 hp		E	Woodford	O	2 wells
20	26	1200 hp		E	Anadarko	O	3 wells
21	27	1500 hp		E	Piceance	O	Term	301	10/27/2008
22	28	1200 hp		E	Anadarko	O	3 wells
23	29	1500 hp		E	Woodford	O	3 wells
24	37	1000 hp		E		I
25	41	950 hp		M	Anadarko	O	well to well
26	42	650 hp		M	Anadarko	O	well to well
27	43	1000 hp		M	Cotton Valley	O	Term	1	1/1/2008
28	51	850 hp		M	Anadarko	O	well to well
29	52	850 hp		M		I
30	53	850 hp		M		I
31	54	850 hp		M	Woodford	O	Term	506	5/20/2009
32	55	1000 hp		M		I
33	56	1100 hp		M		I
34	57	1100 hp		M	Woodford	O	Term	446	3/21/2009
35	58	800 hp		M	Cotton Valley	O	Term	160	6/8/2008
36	59	850 hp		M		I
37	60	850 hp		M		I
38	62	1000 hp		M	Anadarko	O	well to well
39	70	450 hp		M	Anadarko	O	well to well
40	72	750 hp		M	Barnett	O	6 wells
41	75	750 hp		M	Woodford	O	well to well
42	76	700 hp		M		I
43	77	1200 hp		M		I
44	78	1200 hp		M		I
45	92	500 hp		M	Anadarko	O	well to well
46	97	850 hp		M	Anadarko	O	2 wells

M -	Mechanical		I -	Idle
E -	Electric		O -	Operating
1	Rigs classified as "operating" are under contract while rigs described as "idle" are not under contract but are being actively
	marketed and generally ready for service.
2	The estimated contract duration is derived from discussions with our customer regarding their current projection of the days
	remaining to complete the project.
	Changes from the prior month are highlighted.

Cautionary Note Regarding Forward-Looking Statements

The information in this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include, but are not limited to, comments pertaining to estimated contract duration.  Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts or projects earlier than expected, operating hazards and other factors described in Bronco Drilling Company, Inc’s. Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 8, 2007 and other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov.  Bronco cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact:
Bob Jarvis
Investor Relations
Bronco Drilling Company
(405) 242-4444 EXT: 102
bjarvis@broncodrill.com